UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Spirit of Texas Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 25, 2018

Dear Fellow Shareholder:

On behalf of our Board of Directors, I invite you to attend the 2018 Annual Meeting of Shareholders to be held at Spirit of Texas Bank, SSB, located at 1836 Spirit of Texas Way, Conroe, Texas 77301, on Thursday, July 26, 2018, at 12:00 p.m., Central Daylight Time.

The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will review our operating results thus far for 2018 and plans for the remainder of the year and beyond.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

We appreciate your continued support of our Company and look forward to seeing you at the 2018 Annual Meeting.

Sincerely,

Dean O. Bass Chairman and Chief Executive Officer

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Spirit of Texas Bancshares, Inc.:

The 2018 Annual Meeting of Shareholders (the “2018 annual meeting”) of Spirit of Texas Bancshares, Inc. (the “Company”) will be held on Thursday, July 26, 2018, at 12:00 p.m., Central Daylight Time, at Spirit of Texas Bank, SSB, located at 1836 Spirit of Texas Way, Conroe, Texas 77301, for the following purposes:

1.

To elect Akash J. Patel, H. D. Patel and Thomas C. Sooy to serve as Class II directors of the Company until the Company’s 2021 annual meeting of shareholders and Thomas Jones, Jr. to serve as a Class III director of the Company until the Company’s 2019 annual meeting of shareholders, each until their respective successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018; and
3.	To transact such other business as may properly come before the 2018 annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 19, 2018, the record date, will be entitled to receive notice of and to vote at the 2018 annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the 2018 annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the 2018 annual meeting. This list also will be available to shareholders at the 2018 annual meeting.

By Order of the Board of Directors,

Dean O. Bass Chairman and Chief Executive Officer

Conroe, Texas

June 25, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders To Be Held on July 26, 2018: This proxy statement and our 2017 Annual Report are available at www.sotb.com under “About Us – Investor Relations.”

Your Vote is Important

A proxy card is enclosed. Whether or not you plan to attend the 2018 annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

PROXY STATEMENT FOR

2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 26, 2018

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our Company,” the “Company” or “SOTB” refer to Spirit of Texas Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Spirit of Texas Bank, SSB, a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, no par value per share (the “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the “board of directors”) for use at the 2018 annual meeting of shareholders of the Company to be held on Thursday, July 26, 2018 at 12:00 p.m., Central Daylight Time, at Spirit of Texas Bank, SSB, located at 1836 Spirit of Texas Way, Conroe, Texas 77301, and any adjournments thereof (the “2018 annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, our 2017 annual report, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about June 25, 2018. You should read the entire proxy statement carefully before voting.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders

To Be Held on July 26, 2018

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.sotb.com under “About Us – Investor Relations.” You may access the following information at our website, www.sotb.com:

•	Notice of 2018 Annual Meeting of Shareholders to be Held on Thursday, July 26, 2018;
•	Proxy Statement for 2018 Annual Meeting of Shareholders to be Held on Thursday, July 26, 2018;
•	Form of Proxy; and
•	Annual Report to Shareholders for the fiscal year ended December 31, 2017.

This website is not a form for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the 2018 annual meeting and vote in person.

ABOUT THE 2018 ANNUAL MEETING

When and where will the 2018 annual meeting be held?

The 2018 annual meeting is scheduled to take place at 12:00 p.m. Central Daylight Time, on July 26, 2018, at Spirit of Texas Bank, SSB, located at 1836 Spirit of Texas Way, Conroe, Texas 77301.

What is the purpose of the 2018 annual meeting?

At the 2018 annual meeting of shareholders, shareholders will act upon the following matters:

1.

To elect Akash J. Patel, H. D. Patel and Thomas C. Sooy to serve as Class II directors of the Company until the Company’s 2021 annual meeting of shareholders and Thomas Jones, Jr. to serve as a Class III director of the Company until the Company’s 2019 annual meeting of shareholders, each until their respective successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018; and
3.	To transact such other business as may properly come before the 2018 annual meeting or any adjournment or postponement thereof.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the 2018 annual meeting.

What is a proxy?

A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, or registering your proxy vote by telephone or over the Internet, you are giving the named proxies, who were appointed by our board of directors, the authority to vote your shares in the manner that you indicate on your proxy card or by phone or Internet.

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your stock at a meeting of the Company’s shareholders.

Who is entitled to vote at the 2018 annual meeting?

The holders of record of the Company’s outstanding common stock on June 19, 2018, which is the date that the board of directors has fixed as the record date for the 2018 annual meeting (the “record date”), are entitled to vote at the 2018 annual meeting. As of June 19, 2018, there were 9,786,611 outstanding shares of common stock held by 592 shareholders of record. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the 2018 annual meeting.

How do I vote?

The process for voting your shares depends on how your shares are held.  See “What is the difference between a shareholder of record and a “street name” holder?”

Shareholder of Record.  If you are a “shareholder of record” on the record date for the 2018 annual meeting, you may vote by proxy or you may attend the 2018 annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:

•

indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the 2018 annual meeting;

•	go to the website www.investorvote.com/STXB and follow the instructions for Internet voting on that website; or
•	vote over the telephone by following the instructions in the proxy card.

The Company must receive your vote no later than the time the polls close for voting at the 2018 annual meeting for your vote to be counted at the 2018 annual meeting. Please note that Internet voting will close at 1:00 a.m., Central Daylight Time on July 26, 2018.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the 2018 annual meeting if you do not attend the 2018 annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the 2018 annual meeting in accordance with your instructions. The board of directors has appointed Jerry D. Golemon and Steven M. Morris to serve as the proxies for the 2018 annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

Street Name Holders.  If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card.

To vote the shares that you hold in “street name” in person at the 2018 annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the 2018 annual meeting. If you fail to bring a nominee-issued proxy to the 2018 annual meeting, you will not be able to vote your nominee-held shares in person at the 2018 annual meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares. This proxy statement and the proxy card have been sent directly to you by Computershare Trust Company, N.A. at the Company’s request.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What constitutes a quorum for the 2018 annual meeting?

A quorum will be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote at the meeting on the applicable matter are present in person or represented by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the 2018 annual meeting. The Company’s certificate of formation prohibits cumulative voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the board (Proposal 1).

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What are the recommendations of board of directors on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director;

Proposal 2—FOR the ratification of the appointment of BDO USA, LLP.

How will my shares be voted if I return a signed and dated proxy card, but do not specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for director;

Proposal 2—FOR the ratification of the appointment of BDO USA, LLP.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on the election of directors (Proposal 1), but such nominee will have discretion to vote on the ratification of the appointment of BDO USA, LLP (Proposal 2).

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of BDO USA, LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the 2018 annual meeting by:

•

delivering to the Company prior to the 2018 annual meeting a written notice of revocation addressed to: Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301, Attn: Corporate Secretary;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card; or
•	attending the 2018 annual meeting and voting in person, and any earlier proxy will be revoked. However, attending the 2018 annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast at the 2018 annual meeting is required for the election of the director nominees (Proposal 1). The three (3) director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.

The ratification of BDO USA, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the votes cast at the 2018 annual meeting regarding that proposal.

How are broker non-votes and abstentions treated?

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the 2018 annual meeting. Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The board of directors is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the 2018 annual meeting?

Management does not intend to present any business at the 2018 annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the 2018 annual meeting. If other matters requiring a vote of the shareholders properly come before the 2018 annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the 2018 annual meeting.

How can I communicate with the board of directors?

To communicate with the board of directors, shareholders should submit their comments by sending written correspondence via mail or courier to Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301, Attn: Corporate Secretary; or via email at jgolemon@sotb.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board of directors if not specified.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying annual report. If you have additional questions about the proxy statement or the 2018 annual meeting, you should contact Jerry D. Golemon at Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301, telephone (936) 521-1836.

PROPOSAL 1 – ELECTION OF DIRECTORS

Number of Directors; Term of Office

Our board of directors consists of nine members.  Pursuant to our restated certificate of formation and amended and restated bylaws, our board of directors is divided into three classes, denominated as class I, class II and class III. Members of each class hold office for staggered three-year terms. At each annual meeting of our shareholders, the successors to the directors whose term expires at that meeting will be elected to serve until the third annual meeting after their election or until their successors have been elected and qualified.

Nominees for Election

The Corporate Governance and Nominating Committee has recommended to the board of directors, and the board of directors has approved the nomination of, the following individuals to serve as the three (3) class II directors of the Company until the Company’s 2021 annual meeting of shareholders and one (1) class III director of the Company until the Company’s 2019 annual meeting of shareholders, each until his respective successor is duly elected and qualified or until his earlier death, resignation or removal:

Name of Nominee	Age	Position	Director Since
Class II
Akash J. Patel	35	Director of the Company and the Bank	2009
H. D. Patel	74	Director of the Company and the Bank	2008(1)
Thomas C. Sooy	71	Director of the Company and the Bank	2010

Class III
Thomas Jones, Jr.	62	Director of the Company and the Bank	2008(2)

(1)	H. D. Patel has served on our board of directors and the board of directors of the Bank from 2008 to July 2015 and was re-appointed to our board of directors again starting in October 2016.
(2)	Mr. Jones has served on our board of directors from November 2008 to February 2017 and since July 2017 and on the board of directors of the Bank from November 2008 to May 2017 and since July 2017.

Each of the nominees was approved by our board of directors upon the recommendation of the Corporate Governance and Nominating Committee. In addition, each of the nominees has previously served as a director of the Company and has agreed to serve as a director, if elected, for an additional term. If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named on the proxy card as proxies may vote for the substitute nominee or nominees recommended by our board of directors. We have no reason to believe that any of the four nominees for election named above will be unable to serve.

Information Regarding Director Nominees

Akash J. Patel is an engineer at Energy Flow Systems, Inc. and has served in that position since August 2005. He has served on our board of directors and the board of directors of the Bank since 2009. He is currently a committee member of the IHG Emerging Leaders Council, an active member of the Houston Minority Supplier Development Council and a 2015 committee member of Asian American Hotel Owners Association—Houston Region. Mr. Patel has created and initiated programs involving Hotel Rooms for Charity and the donation of bedding supplies to battered women shelters. Mr. Patel received his Bachelor of Science degree in computer engineering and math from the University of Houston in 2004. Mr. Patel’s business experience and extensive involvement in the community qualify him to serve on our board of directors.

H. D. Patel is board certified in Internal Medicine, Gastroenterology and started a private group practice in 1980. He has served on our board of directors and the board of directors of the Bank from 2008 to July 2015 and was re-appointed to our board of directors again starting in October 2016. Dr. Patel gained notoriety as the corporate Medical Director and the original founder of Triumph Hospital. From 2007 to 2009, Dr. Patel served as an organizer and director of Third Coast Bank, SSB in Humble, Texas. Furthermore, Dr. Patel was an original founder and director of Royal Oaks Bank. Dr. Patel has been involved as an investor and advisory director at Sterling Bank and United Central Bank, as well as serving on various committees of each. Dr. Patel currently serves as Chairman of Gujarati Samaj of Houston and has been closely involved with political activities in Houston and Gujarat (India). After receiving his Bachelor of Medicine and Surgery from M.S. University Vadodara, India in 1969, Dr. Patel earned his Medical Degree in internal medicine from Queen’s Medical Center in 1975, and completed a fellowship in Gastroenterology in 1978. Mr. Patel’s experience serving on boards of directors of banks qualifies him to serve on our board of directors.

Thomas C. Sooy is the former owner of Tom Sooy & Co., a commercial real estate and commercial mortgage brokerage company Mr. Sooy ran from 1996 to 2000 and again from 2003 to 2006. From 2000 to 2003, Mr. Sooy was Executive Vice President and Chief Lending Officer of Union Planters Bank—Houston. Since 2006, Mr. Sooy has engaged in private investment and has otherwise retired from the real estate business. He has served on our board of directors and the board of directors of the Bank since 2010. Prior to starting his real estate companies, Mr. Sooy spent more than 26 years in commercial banking in the greater Houston area, primarily as Executive Vice President of Charter Bancshares, Inc. and its subsidiary banks, serving in the capacity of Chief Credit Officer, and serving on the board of directors from 1978 to 1996. Mr. Sooy served as Chief Executive Officer of Charter National Bank—Colonial from 1978 to 1996. Additionally, Mr. Sooy served with the Office of the Comptroller of the Currency as a national bank examiner from 1970 to 1978. Mr. Sooy holds a Bachelor of Business Administration degree in Finance from Texas A&M University earned in 1970. Mr. Sooy’s business experience and banking experience qualify him to serve on our board of directors.

Thomas Jones, Jr. is a partner with the accounting and consulting firm of McConnell & Jones LLP, which he helped form in 1996. Mr. Jones leads the firm’s small business and tax group and is the practice leader for the firm’s overall business development and marketing efforts. Mr. Jones has served on our board of directors from November 2008 to February 2017 and since July 2017 and on the board of directors of the Bank from November 2008 to May 2017 and since July 2017. Mr. Jones also served as an independent board member of Princeton Capital Corporation, a publicly-traded business development company, from 2015 to 2016. From 1985 to 1995, Mr. Jones served as a Vice President at Texas Commerce Bank (now Chase Bank) in the bank’s investment management services department. Prior to joining Texas Commerce Bank, Mr. Jones served as Treasurer and Tax Manager of Uncle Ben’s Rice from 1982 to 1985, where he was responsible for managing the company’s cash flows, banking relationships and compliance requirements for all Federal, state and local tax filings. Mr. Jones began his professional career with the Houston office of the international accounting firm of Ernst & Ernst (now Ernst & Young) as a staff auditor and later as a manager in the firm’s tax department. Mr. Jones is also a partner in HUNTJON, LLC, a real estate development company focusing on the construction and management of multi-family housing units for low and moderate income senior citizens. Mr. Jones also currently serves as Chairman of the Florida A&M University Foundation Board and as Chair of the Advisory Board of the Greater Houston Black Chamber of Commerce. Mr. Jones received his Bachelor of Science degree in Accounting from Florida A&M University in Tallahassee, Florida. Mr. Jones’ business experience and accounting experience qualifies him to serve on our board of directors.

Election Procedures

The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the three Class II director nominees and the one Class III director nominee who receives the most votes from the holders of the outstanding shares of common stock for their election at the 2018 annual meeting will be elected.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL 2 – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018.  The board of directors is seeking at the 2018 annual meeting the ratification of the appointment of BDO USA, LLP for the 2018 fiscal year. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the 2018 annual meeting.

Shareholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the 2018 fiscal year is not required by our bylaws, state law or otherwise. However, the board of directors is submitting the selection of BDO USA, LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain BDO USA, LLP for future services. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.

Representatives of BDO USA, LLP are expected to be in attendance at the 2018 annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

BOARD OF DIRECTORS AND COMMITTEE MATTERS

General

Our board of directors is composed of nine members and is divided into three classes of directors, serving staggered three-year terms. One-third of our board of directors is elected by our shareholders at each annual shareholders’ meeting for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.

Continuing Directors

A brief description of the background of each of our continuing class I and class III directors together with the experience, qualifications, attributes or skills that caused our board of directors to determine that the individual should serve as a director is set forth below. Similar information for each of the current Class II directors and Mr. Jones as a Class III director, who have each been nominated to continue to serve in such role, has been provided above.  No director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer.

Name	Age	Position	Director Since
Class I
Dean O. Bass	67	Chairman of the Board and Chief Executive Officer of the Company and the Bank	2008
Robert S. Beall	59	Director of the Company and the Bank	2013
Steven M. Morris	66	Director of the Company and the Bank	2008

Class III(1)
David M. McGuire	54	President and Director of the Company; President and Chief Lending Officer and Director of the Bank	2009
Leo T. Metcalf, III	70	Director of the Company and the Bank	2010

(1)	Thomas Jones, Jr. is also a Class III director and has been nominated for election at the 2018 annual meeting to continue to serve in such role.

Dean O. Bass is the Chairman and Chief Executive Officer of our Company and the Bank and has served in those positions since our inception in 2008. Prior to joining us, Mr. Bass founded and served as President and Chief Executive Officer of Royal Oaks Bank, SSB, from 2001 to 2007. Previously, from 1996 to 2000, Mr. Bass was employed by Horizon Capital Bank where he served as Senior Vice President. Mr. Bass has been involved in the formation of several de novo banking offices and branches and has served in bank officer positions ranging from Executive Vice President to President and Chief Executive Officer/Chairman of the Board. Additionally, Mr. Bass was a National Bank Examiner for the Office of the Comptroller of the Currency from 1975 through 1979. Mr. Bass has served as a director and member of the executive committee of the Texas Bankers Association. He was the 2016 Chairman of the Community Bankers Council. Mr. Bass is an appointed member of The Woodlands Area Economic Development Partnership Board and the Greater Conroe Economic Development Council Board. Mr. Bass received his Bachelor of Business Administration degree from Abilene Christian University in 1973. With over 44 years of banking experience, Mr. Bass’s extensive business and banking experience and his community involvement and leadership skills qualify him to serve as our Chairman and Chief Executive Officer.

David M. McGuire is the President of our Company and President and Chief Lending Officer of the Bank and has served in those positions since 2009. From 2001 to 2008, he was the founder of and employed by Royal Oaks Bank, SSB, and its successor First Bank, serving as its President and Chief Lending Officer. From 1995 to 2000, Mr. McGuire was employed by Sterling Bank where he served as Office Chief Executive Officer—Fort Bend. Mr. McGuire has been involved in the formation of several de novo banking offices and branches and has served in executive bank officer positions ranging from Bank Vice President to President. Mr. McGuire received his Bachelor of Business Administration—Finance degree from Texas A&M University in 1987. With over 37 years of banking experience, Mr. McGuire’s extensive business and banking experience and his perspective, knowledge and extensive community relationships qualify him to serve on our board of directors and as our President and as the President and Chief Lending Officer of the Bank.

Robert S. Beall is president and chief executive officer of R.S. Beall Investments, Inc., a company engaged in various private investments related to real estate and financial services. He has served on our board of directors and the board of directors of the Bank since 2013. Mr. Beall founded R.S. Beall Investments, Inc. in 1995. Prior to starting R.S. Beall Investments, Inc., from 2001 to 2003, Mr. Beall served as regional president of US Concrete, Inc., a publicly-traded company. In 1981, he founded Beall Concrete, Inc., a manufacturer of concrete in Dallas and Fort Worth, Texas, which evolved into Beall Industries, Inc. with several different construction product lines and services. In 2000, Mr. Beall sold his company to US Concrete of Houston. He previously served as the Chairman of the Board of Directors for Peoples Bank of Colleyville, Texas. Mr. Beall’s community service includes being the former chairman of the Child Study Center in Fort Worth and the Chairman of the Board of Advisors for the College of Business at the University of Oklahoma. Mr. Beall earned his Bachelor of Business Administration degree in Accounting from the University of Oklahoma in 1979 and his Master of Business Administration degree from Southern Methodist University in 1981. Mr. Beall’s extensive business experience and leadership skills qualify him to serve on our board of directors.

Leo T. Metcalf, III is a private investor in real estate, stocks and master limited partnerships, has served as an outside business consultant to Service Corporation International since 2000, and a former mayor of Conroe, Texas serving a four-year term starting in 2004. He is also the former president of Metcalf Funeral Home, Inc., a Conroe area business. He has served on our board of directors and the board of directors of the Bank since 2010. He has supported Montgomery County with his involvement in various community activities. He is a past president of the Conroe Rotary Club, the Montgomery County United Way, the Montgomery County Hospital District, the Embassy Club of the Greater Conroe Area Chamber of Commerce, and former district chairman for the Sam Houston Area Council of the Boy Scouts of America. He is a lifetime vice-president of the Montgomery Fair Association, former board member of the Conroe Chapter of the American Red Cross, Montgomery County Community Foundation, Greater Conroe Area Chamber of Commerce, Montgomery County Emergency Assistance, Greater Conroe Economic Development Council, and Lake Conroe Rotary Club. He is also a past president of the Texas Funeral Directors Association. Mr. Metcalf has additionally established four endowments through the Montgomery County Community Foundation, and has reflected his significant support for Sam Houston State University with the establishment of the Tommy Metcalf Scholarship Endowment Fund. Mr. Metcalf serves on the Sam Houston University Foundation as a Trustee and Vice President. Mr. Metcalf received his Bachelors of Business Administration degree from Sam Houston State University in 1971. Mr. Metcalf’s diverse business experience and extensive involvement in the community of one of our primary market areas qualify him to serve on our board of directors.

Steven M. Morris is a business and financial consultant and certified public accountant, beginning his career with Arthur Young & Company, an international accounting firm. Mr. Morris is the Founder and President of TransTexas Enterprises, Inc., a private investment firm located in Cypress, Texas. Mr. Morris is also the managing director of Barkers Point Properties, LLC, a real estate investment company. He has served on our board of directors and the board of directors of the Bank since 2008. He is the former chairman of the Twelfth Man Foundation, a private 501(c)(3) corporation located in College Station, Texas. Additionally, Mr. Morris serves on the board of Crossroads Christian Counseling, Inc. and as a director of 127 Pure, a 501(c)(3) corporation located in Cumming, Georgia. In the past, he has served on various public and private boards, including Audit Committee chairman of Quicksilver Resources, Inc. and Bank of Tanglewood of Houston, Texas. Mr. Morris has been an elder in his church for the past 18 years and a Habitat for Humanity volunteer and participates in annual mission trips supporting an orphanage in India. He received his Bachelors of Business Administration in Accounting from Texas Tech University in 1974. Mr. Morris’ business experience, public accounting experience, and public company experience qualifies him to serve on our board of directors.

Board Meetings

Our board of directors met eight times during the 2017 fiscal year (including regularly scheduled and special meetings). During fiscal year 2017, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board of directors on which he or she served (during the period that he or she served).

Director Attendance at 2018 Annual Meeting

The board of directors encourages all directors to attend every annual meeting of shareholders. All of our directors attended the 2017 annual meeting of shareholders. We anticipate all of our nominees for election will attend the upcoming 2018 annual meeting.

Board Composition

Our board of directors consists of nine members. As discussed in greater detail below, our board of directors has affirmatively determined that seven of our nine current directors qualify as independent directors based upon the corporate governance standards of the NASDAQ Stock Market.

Our board of directors is divided into three classes, denominated as class I, class II and class III. Members of each class hold office for staggered three-year terms. At each annual meeting of our shareholders, the successors to the directors whose term expires at that meeting will be elected to serve until the third annual meeting after their election or until their successors have been elected and qualified. Akash J. Patel, H. D. Patel and Thomas C. Sooy serve as class II directors whose terms expire at the 2018 annual meeting. Thomas Jones, Jr., David M. McGuire and Leo T. Metcalf, III serve as class III directors whose terms expire at the 2019 annual meeting of shareholders. Because Mr. Jones was appointed to fill a newly-created directorship by our board of directors in July 2017, even though he was appointed as a class III director whose term expires in 2019, under the terms of our bylaws, he has been submitted to our shareholders for election as a director at the 2018 annual meeting. Dean O. Bass, Robert S. Beall and Steven M. Morris serve as class I directors whose terms expire at the 2020 annual meeting of shareholders.

Any vacancy occurring in our board of directors may be filled by vote of a majority of directors then in office. Any director so appointed will hold office for the remainder of the term to which the director was appointed. Individuals appointed to fill additional directorships resulting from an increase in the number of directors will serve until the next meeting of shareholders at which directors are elected, provided that the board of directors may not fill more than two such directorships during the period between any two successive meetings of the shareholders at which directors are elected.

Director Independence

Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of our board of directors within a specified period of time after the recent completion of our initial public offering. The rules of the NASDAQ Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our corporate governance guidelines, the following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between our Company and the Bank, on the one hand, and the director, an immediate family member of the director, or a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or an equity holder thereof, on the other, provided that: (i) such relationships are in the ordinary course of our Company or the Bank’s business, are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons and any such loan did not involve more than the normal risk of collectability or present other unfavorable features; and (ii) any such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve Board, the Sarbanes-Oxley Act of 2002 and Section 13(k) of the Securities Exchange Act of 1934.

Our board of directors has undertaken a review of the independence of each director based upon these rules. Applying these standards, our board of directors has affirmatively determined that each of Akash J. Patel, H. D. Patel, Thomas C. Sooy, Robert S. Beall, Steven M. Morris, Thomas Jones, Jr. and Leo T. Metcalf, III qualifies as an independent director under applicable rules. Mr. Bass and Mr. McGuire do not meet these independence standards because they are executive officers and employees. In making these determinations, our board of directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

There were no material transactions or relationships between us and any of our independent directors during 2017 and from year-end 2017 until the date of this proxy statement. In making its determination that our non-employee directors are independent, in addition to the transactions described in the section titled “Certain Relationships and Related Party Transactions,” our board of directors also considered the following:

•

Mr. Beall currently holds a participation interest in a loan made by us to CCDCW LP. We service the loan and remit interest payments received on the loan to Mr. Beall. In 2017, the amount of remitted interest payouts to Mr. Beall was $25,894.

•	Mr. Jones’ firm, McConnell & Jones LLP, provided tax services to David McGuire for his personal federal tax return. For 2017, Mr. McGuire paid $8,438 to Mr. Jones’ firm for the tax services.

Our board of directors felt that none of these transactions affected any director’s independence because none of the independent directors had a direct or indirect material interest in these transactions.

Board Leadership Structure

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board of directors believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the board. The board of directors has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The board of directors views this arrangement as also providing an efficient nexus between our organization and the board of directors, enabling the board of directors to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board of directors in a timely manner.

Should circumstances change in the future, however, our board of directors is free to choose its chairman and the chief executive officer of our Company in any way it determines is in the best interests of our Company and shareholders in accordance with our amended and restated bylaws.

Risk Management and Oversight

Our board of directors oversees our risk management process, including a company-wide approach to risk management, carried out by our management. Our full board of directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board of directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies, and compensation of the board of directors. Our audit committee oversees management of financial risks and overseeing potential conflicts of interests. The audit committee is also responsible for overseeing the management of risks relating to the performance of our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. Our corporate governance and nominating committee oversees management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our board of directors. Senior management regularly reports on applicable risks to the relevant committee or the full board of directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our board of directors and its committees.

Committees of the Board

Our board of directors conducts its business through meetings of the full board of directors. During 2017, our board of directors held eight meetings. Our board of directors has established the following committees: an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their respective successors are duly appointed and qualified or until their earlier resignation or removal.

Audit Committee

Our audit committee consists of Robert S. Beall, Thomas Jones, Jr., Leo T. Metcalf, III, Steven M. Morris, Akash J. Patel, H. D. Patel, and Thomas C. Sooy, with Mr. Morris serving as chair of the audit committee. Our audit committee has responsibility for, among other things:

•	selecting and hiring our independent registered public accounting firm, and pre-approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement.

Rule 10A-3 promulgated by the SEC under the Exchange Act and applicable NASDAQ Stock Market rules require our audit committee to be composed entirely of independent directors. Our board of directors has affirmatively determined that each of the members of our audit committee qualifies as independent under the independence requirements of Rule 10A-3 of the Exchange Act and rules of the NASDAQ Stock Market. Our board of directors also has determined that each of Mr. Jones and Mr. Morris qualifies as an “audit committee financial expert” as defined in the SEC rules, and each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statements.

Our board of directors has adopted a written charter for our audit committee, which sets forth the audit committee’s duties and responsibilities. The audit committee charter is available on our website at www.sotb.com. under “About Us—Investor Relations—Corporate Governance—Documents and Charters.”

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with BDO USA, LLP their audit of the Company’s 2017 financial statements, including the Company’s internal control over financial reporting. During 2017, the Audit Committee met with BDO USA, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with BDO USA, LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board, or PCAOB, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with BDO USA, LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from BDO USA, LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.

Based on its review and discussions noted above, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in our registration statement on Form S-1 (File No. 333-224172) filed with the SEC on April 6, 2018 and declared effective on May 3, 2018 and our 2017 annual report to shareholders.

The Audit Committee of the Board of Directors

Steven M. Morris (Chairman)

Robert S. Beall

Thomas Jones, Jr.

Leo T. Metcalf, III

Akash J. Patel

H. D. Patel

Thomas C. Sooy

Fees Billed by Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by BDO USA, LLP for 2017 and 2016 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair BDO USA, LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by BDO USA, LLP before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below. The Audit Committee has pre-approved all of the services provided by BDO USA, LLP.

	2017	2016
Audit fees(1)	$442,593	$223,006
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total Fees	$442,593	$223,006

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements and a review of our quarterly financial statements, (ii) the filing of our Registration Statement on Form S-1 related to our initial public offering, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

Audit Committee Pre-Approval Policies and Procedures

The audit committee selects and oversees our independent auditor. In addition, it is required to pre-approve the audit and non-audit services performed by our independent auditor to ensure that they do not impair the auditor’s independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the audit committee’s responsibility for administration of the engagement of our independent auditors. During 2017, the audit committee pre-approved all services provided to us by our independent auditor.

Compensation Committee

Our compensation committee consists of Steven M. Morris, H. D. Patel, and Thomas C. Sooy, with Mr. Sooy serving as chair of the compensation committee. The compensation committee is responsible for, among other things:

•

reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending the goals and objectives of our Company’s general compensation plans and other employee benefit plans for employees;
•	reviewing the compensation of our directors;
•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules; and
•	preparing the compensation committee report to the extent required by the SEC to be included in our annual proxy statement.

Our board of directors has evaluated the independence of the members of our compensation committee and has determined that each of the members of our compensation committee is independent under the NASDAQ Stock Market rules. The members of the compensation committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our board of directors has adopted a written charter for our compensation committee, which sets forth the compensation committee’s duties and responsibilities. The compensation committee charter is available on our website at www.sotb.com under “About Us—Investor Relations—Corporate Governance—Documents and Charters.”

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Robert S. Beall, Thomas Jones, Jr., Leo T. Metcalf, III, Steven M. Morris, Akash J. Patel, H. D. Patel, and Thomas C. Sooy, with Mr. Metcalf serving as chair of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the board of directors;
•	reviewing developments in corporate governance practices and developing and recommending corporate governance principles applicable to our board of directors;
•	overseeing the evaluation of our board of directors and management; and
•	recommending members for each board committee of our board of directors.

Our board of directors has evaluated the independence of the members of our corporate governance and nominating committee and has determined that each of the members of our corporate governance and nominating committee is independent under NASDAQ Stock Market standards.

Our board of directors has adopted a written charter for our corporate governance and nominating committee, which sets forth the corporate governance and nominating committee’s duties and responsibilities. The corporate governance and nominating committee charter is available on our website at www.sotb.com under “About Us—Investor Relations—Corporate Governance—Documents and Charters.”

Executive Committee

Our executive committee consists of Dean O. Bass, David M. McGuire, Leo T. Metcalf, III, Steven M. Morris and Thomas C. Sooy. Our executive committee may exercise the authority of our board of directors in the management of our business and affairs except for certain significant corporate matters that under Texas law may not be delegated to a board committee. Our board of directors has adopted a written charter for our executive committee, which sets forth the executive committee’s duties and responsibilities.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee or other board committee serving equivalent functions of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics applicable to our directors, officers and employees including specific standards and guidelines applicable to our principal executive, financial and accounting officers and all persons performing similar functions.  We expect that any amendments to such code and guidelines, or any waivers of their requirements, will be disclosed on our corporate website and by other means required by the SEC and the NASDAQ Stock Market rules.  A copy of that code is available on our website at www.sotb.com under “About Us—Investor Relations—Corporate Governance—Documents and Charters.”

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines, which set forth a flexible framework within which our board of directors, assisted by board committees, direct the affairs of our Company. The guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, succession planning for our Chief Executive Officer, board committees and selection of new directors.

How Director Nominees Are Selected

The corporate governance and nominating committee recommends, and the board of directors nominates, candidates to be submitted to the shareholders for election as directors. Our board of directors considers whether non-employee director nominees are independent as defined in the corporate governance listing standards of the NASDAQ Stock Market and whether they have a prohibited conflict of interest with our business.

Our board of directors considers director candidates recommended by the directors. After reviewing a potential director’s qualifications, a suitable candidate will be invited to meet with our Chairman and full board of directors to determine if the candidate is a good fit with the rest of our board of directors.

Our board of directors considers director candidates recommended by shareholders who are entitled to vote for the election of directors at an annual meeting of shareholders and who comply with the advance notice procedures for director nominations set forth in our amended and restated bylaws. These procedures require that notice of the director nomination be made in writing to our Corporate Secretary. The notice must be received at our executive offices not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting date is first mailed to shareholders or made public, whichever occurs first. Recommendations by shareholders that are made in this manner will be evaluated in the same manner as recommendations for other candidates. Our amended and restated bylaws require the notice of director nomination to include certain specified information regarding the nominating shareholder and the nominee.

Shareholder Communications with our Board of Directors

If a shareholder desires to send a communication to our board of directors, any individual director or the non-management directors as a group, the shareholder should send the communication to:

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Attention: Chairman of the Board

The Chairman of our board of directors will forward the communication to the other board members. If a shareholder desires to send a communication to a specific board member, the shareholder should send the communication to the above address to the attention of the specific board member.

Other Corporate Governance Matters

Although we do not have a formal policy regarding director attendance at annual shareholder meetings, our board of directors encourages all board members to attend each annual meeting of shareholders. In addition, our board of directors holds its regular annual meeting immediately following the annual shareholders meeting, and all directors are expected to attend board meetings.

We currently do not believe that a fixed retirement age for directors is appropriate.

CURRENT EXECUTIVE OFFICERS

The following table sets forth the name, age and position with the Company of each of our named executive officers. The business address for all of these individuals is 1836 Spirit of Texas Way, Conroe, Texas 77301.

Name of Named Executive Officers	Position	Age
Dean O. Bass	Chairman and Chief Executive Officer of the Company and the Bank	67
David M. McGuire	President of the Company and President and Chief Lending Officer of the Bank	54
Jerry D. Golemon	Executive Vice President and Chief Operating Officer of the Company and the Bank	62
Jeffrey A. Powell	Executive Vice President and Chief Financial Officer of the Company and the Bank	60

Background of our Named Executive Officers who are not also Directors.

Jerry D. Golemon is the Executive Vice President and Chief Operating Officer of our Company and the Bank. Mr. Golemon has served in that capacity since January 2017 and served as Chief Financial Officer of our Company from January 2017 to July 2017. He has served as Executive Vice President and Chief Operating Officer of the Bank since 2010 and served as Chief Financial Officer of the Bank from April 2017 to July 2017. Mr. Golemon joined the Advisory Board of the Bank in 2010. Mr. Golemon is a Certified Public Accountant, and has been associated with the banking business in the Houston area for more than 37 years. Mr. Golemon also served as Chief Financial Officer for Bank4Texas Holdings from 2008 to 2010. Starting in 1997, he was a founder and served as Chief Financial Officer and on the board of directors of Texas National Bank until it was sold in 2006. He has served in a chief financial officer or similar capacity for various banks since 1982. Prior to that time, he worked in a Houston-based CPA firm for four years, specializing in financial institution audits. He received his Bachelor of Business Administration degree in Accounting from the University of Texas in 1977. Mr. Golemon has served as President of the Tomball Rotary Club and worked in various capacities with the Tomball Chamber of Commerce, the Regional Arts Council, the Cypress Creek YMCA, and the Tomball Independent School District. He is also a graduate of the Southwest Graduate School of Banking.

Jeffrey A. Powell is the Executive Vice President and Chief Financial Officer of our Company and the Bank and has served in those positions since July 2017. Mr. Powell served as the Chief Financial Officer at Hamilton State Bancshares, Inc. in Hoschton, Georgia from 2011 to 2017. Additionally, Mr. Powell served as Executive Vice President and Chief Accounting Officer for IBERIABANK Corporation and its subsidiary, IBERIABANK, from 2008 to 2011 in Lafayette, Louisiana. Mr. Powell also served as Senior Vice President, Controller and Chief Accounting Officer of Citizens Republic Bancorp, Inc. and its subsidiary, Citizens Bank, from 2005 to 2008 in Flint, Michigan. Mr. Powell has worked in various capacities in the banking and financial services industry for 38 years. He received his Bachelor of Science in Accounting degree from Ball State University, Muncie, Indiana in 1980.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. Our named executive officers for 2017, which consist of our principal executive officer, principal financial officer and the two other most highly compensated executive officers, are:

•	Dean O. Bass, Chairman of the Board and Chief Executive Officer of our Company and the Bank;
•	David M. McGuire, President of our Company and the President and Chief Lending Officer of the Bank;
•	Jerry D. Golemon, Executive Vice President and Chief Operating Officer of our Company and the Bank; and
•	Jeffrey A. Powell, Executive Vice President and Chief Financial Officer of our Company and the Bank.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2017 and 2016. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)(4)	Total ($)
Dean O. Bass	2017	472,941	353,425	(1)	—	61,478	—	—	42,681	930,525
Chairman of the Board and Chief Executive Officer	2016	447,688	234,129		—	88,621	—	—	37,187	807,625
David M. McGuire	2017	457,856	328,364	(1)	—	61,478	—	—	60,870	908,568
President	2016	432,250	226,129		—	88,621	—	—	55,343	802,343
Jerry D. Golemon	2017	257,744	53,456		—	40,985	—	—	33,649	385,834
Executive Vice President and Chief Operating Officer	2016	227,500	124,129		—	17,487	—	—	29,444	398,560
Jeffrey A. Powell	2017	115,415	63,693		—	—	—	—	13,554	192,662
Executive Vice President and Chief Financial Officer

(1)

Bonuses for 2017 paid to Dean Bass and David McGuire were $103,425 and $103,364 respectively. In August 2017, our compensation committee, acting with the advice of compensation consultants, also approved a one-time bonus grant, subject to acceptance, to Mr. Bass and Mr. McGuire of $250,000 and $225,000, respectively, for services rendered to us and the Bank since inception. The bonus grants were not accepted or paid in 2017 and expired on their own accord on December 31, 2017. New bonus grants in the same amounts were approved by our compensation committee in February 2018 and were accepted and paid to Mr. Bass and Mr. McGuire in the same month. See “—Separate Performance Bonuses.”

(2)

Assumptions used in the calculation of the amounts in these columns are included in Note 14 to our audited consolidated financial statements included in our registration statement on Form S-1 (File No. 333-224172) filed with the SEC on April 6, 2018 and declared effective on May 3, 2018. The amounts represent the aggregate grant date fair values of equity awards granted during the applicable year, computed in accordance with FASB ASC Topic 718.

(3)	All other compensation for 2017 includes the following:

	401(k) Company Match	Medical Insurance	Club Dues and Expenses	Automobile Expense	Bank Scholarship	Total
Dean O. Bass	$21,250	$4,807	$11,087	$5,537	$—	$42,681
David M. McGuire	23,750	7,932	22,019	6,669	500	60,870
Jerry D. Golemon	15,465	7,932	5,366	4,886	—	33,649
Jeffrey Powell	—	3,215	5,539	4,800	—	13,554

(4)	All other compensation for 2016 includes the following:

	401(k) Company Match	Medical Insurance	Club Dues and Expenses	Automobile Expense	Bank Scholarship	Total
Dean O. Bass	$15,900	$4,851	$10,382	$6,054	$—	$37,187
David M. McGuire	16,600	8,078	22,991	5,674	2,000	55,343
Jerry D. Golemon	13,650	6,175	5,840	3,779	—	29,444

2017 Equity Award Grants

In 2017, we granted stock option awards to our named executive officers as follows:

Name	Grant Date	No. of Shares Underlying Options	Exercise Price
Dean O. Bass	2/23/2017	15,000	$15.00
David M. McGuire	2/23/2017	15,000	$15.00
Jerry D. Golemon	2/23/2017	10,000	$15.00
Jeffrey A. Powell	—	—	—

Each of the above stock option awards vests one-fifth on each of the first five anniversaries of the grant date.

Annual Cash Incentive Plan

Our executive compensation program is designed to attract, retain and motivate key executives to maximize performance and long-term shareholder value. Our bonus program and our overall compensation strategy for executive officers is designed by our compensation committee with a goal of providing competitive compensation and tying a meaningful portion of compensation to financial and operating performance that align executives’ and shareholders’ interests and reward long-term growth and performance.

Historically, the compensation committee has provided discretionary cash bonuses after the end of each fiscal year. The amount of these discretionary awards, if any, has been based on an overall assessment of our performance, while taking into consideration other factors such as market conditions, regulatory changes, accounting changes, tax law changes and other items that may impact our strategic direction.

For 2017 performance, based on the discretionary factors described above, our compensation committee awarded the following cash bonuses to our named executive officers:

Dean O. Bass	$100,000
David M. McGuire	$100,000
Jerry D. Golemon	$50,000
Jeffrey A. Powell	$50,000

We intend to continue to provide annual cash bonuses to reward achievement of financial or operational goals so that total compensation is reflective of actual company and individual performance. Our compensation committee is currently working to provide incentive targets that tie compensation to our performance in 2018. These performance criteria may include a discretionary provision for factors such as successful capital raises, acquisitions, and stock price performance.

Separate Performance Bonuses

In August 2017, our compensation committee awarded one-time bonuses to Mr. Bass and Mr. McGuire of $250,000 and $225,000, respectively, for the historical performance and growth of the Company and the Bank while leading us toward an initial public offering. The amounts were determined at the discretion of the compensation committee. The bonus awards were subject to acceptance by Mr. Bass and Mr. McGuire before December 31, 2017. Mr. Bass and Mr. McGuire did not accept the bonus awards by December 31, 2017. In February 2018, our compensation committee again approved the bonus awards, and Mr. Bass and Mr. McGuire accepted the awards that same month. Because the bonus awards were initially granted in 2017, the bonus amounts were included in the 2017 bonus total in the Summary Compensation Table.

IPO Option Grants

In February 2018, our compensation committee made the following stock option award grants to our named executive officers, the exercise price for which is $21.00 and which will vest in equal annual installments on each of the first five anniversaries of the grant date:

No. of Shares Underlying options
Dean O. Bass	15,000
David M. McGuire	15,000
Jerry D. Golemon	5,000
Jeffrey A. Powell	5,000

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information relating to the unexercised options and outstanding equity awards held by the named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)	Vesting Date
Dean O. Bass	100,000	—	—	$10.00	11/17/18	—	—	—	—	Vested
	50,000	—	—	$10.50	8/18/21	—	—	—	—	Vested
	25,000	—	—	$12.00	6/1/22	—	—	—	—	Vested
	20,000	5,000	—	$13.00	3/21/23	—	—	—	—	(1)
	15,000	10,000	—	$13.00	2/20/24	—	—	—	—	(2)
	6,000	9,000	—	$16.00	2/19/25	—	—	—	—	(3)
	5,000	20,000	—	$13.00	5/26/26	—	—	—	—	(4)
	—	15,000	—	$15.00	2/23/27	—	—	—	—	(5)
David M. McGuire	100,000	—	—	$10.00	8/16/19	—	—	—	—	Vested
	50,000	—	—	$10.50	8/18/21	—	—	—	—	Vested
	25,000	—	—	$12.00	6/1/22	—	—	—	—	Vested
	20,000	5,000	—	$13.00	3/21/23	—	—	—	—	(1)
	15,000	10,000	—	$13.00	2/20/24	—	—	—	—	(2)
	6,000	9,000	—	$16.00	2/19/25	—	—	—	—	(3)
	5,000	20,000	—	$13.00	5/26/26	—	—	—	—	(4)
	—	15,000	—	$15.00	2/23/27	—	—	—	—	(5)
Jerry D. Golemon	5,000	—	—	$10.50	8/20/20	—	—	—	—	Vested
	2,500	—	—	$10.50	9/1/21	—	—	—	—	Vested
	5,000	—	—	$12.00	11/1/22	—	—	—	—	Vested
	6,000	1,500	—	$13.00	9/15/23	—	—	—	—	(6)
	4,500	3,000	—	$13.00	10/1/24	—	—	—	—	(7)
	2,000	3,000	—	$16.00	8/15/25	—	—	—	—	(8)
	1,000	4,000	—	$13.00	8/26/26	—	—	—	—	(9)
	—	10,000	—	$15.00	2/23/27	—	—	—	—	(10)
Jeffrey A. Powell	—	—	—	—	—	—	—	—	—	—

(1)	Stock options to acquire 20,000 shares are fully vested and exercisable; stock options to acquire 5,000 shares will vest on March 21, 2018.
(2)	Stock options to acquire 15,000 shares are fully vested and exercisable; stock options to acquire 5,000 shares will vest on each of February 20, 2018 and 2019.
(3)	Stock options to acquire 6,000 shares are fully vested and exercisable; stock options to acquire 3,000 shares will vest on each of February 19, 2018, 2019 and 2020.
(4)	Stock options to acquire 5,000 shares are fully vested and exercisable; stock options to acquire 5,000 shares will vest on each of May 26, 2018, 2019, 2020 and 2021.
(5)	Stock options to acquire 3,000 shares will vest on each of February 23, 2018, 2019, 2020, 2021 and 2022.

(6)	Stock options to acquire 6,000 shares are fully vested and exercisable; stock options to acquire 1,500 shares will vest on September 15, 2018.
(7)	Stock options to acquire 4,500 shares are fully vested and exercisable; stock options to acquire 1,500 shares will vest on each of October 1, 2018 and 2019.
(8)	Stock options to acquire 2,000 shares are fully vested and exercisable; stock options to acquire 1,000 shares will vest on each of August 15, 2018, 2019 and 2020.
(9)	Stock options to acquire 1,000 shares are fully vested and exercisable; stock options to acquire 1,000 shares will vest on each of August 26, 2018, 2019, 2020 and 2021.
(10)	Stock options to acquire 2,000 shares will vest on each of February 23, 2018, 2019, 2020, 2021 and 2022.

Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to participate in the Spirit of Texas Bank Nonqualified Deferred Compensation Plan, or Deferred Compensation Plan, which we adopted in 2016. We maintain the Deferred Compensation Plan for the purposes of providing a competitive benefit, allowing executives and certain other senior employees an opportunity to defer income tax payments on their cash compensation within the restrictions imposed by the Code, and assisting executives in their retirement planning. The Deferred Compensation Plan allows executives to voluntarily defer up to 75% of base salary and/or up to 100% of paid bonus or commissions. We do not provide any matching contributions but in our discretion we may make an annual contribution to an executive’s account based on individual and/or company performance. Any such annual contribution would vest in five equal annual installments beginning on the third anniversary of the contribution date. Earnings on deferrals are credited as a rate of return based on the percentage change in the S&P 500 Index over a one-year period, and such return is credited to the executive’s account at the end of such period. The return is subject to a cap rate of 12% and a floor rate of 0%. All amounts deferred by participants are fully vested, and amounts contributed by us will automatically vest upon normal retirement beginning at age 65, death, disability or a change in control. Participants would forfeit any company contributions upon a termination for cause or engaging in competition with a competitor, as such terms are defined in our employee handbook. Distributions under the Deferred Compensation Plan will be paid out upon a fixed date (to the extent the participant chose the date on which his or her account balances are to be distributed) or following an event of certain financial hardship, termination of employment, death, disability or change in control. Deferred compensation account balances are unsecured and all amounts remain part of our operating assets. In 2017, our named executive officers contributed the following amounts to their Deferred Compensation Plan accounts:

	Contributions	December 31, 2017 Balance
Dean O. Bass	$23,233	$45,313
David M. McGuire	22,881	38,056
Jerry D. Golemon	25,774	38,814
Jeffrey A. Powell	—	—

We did not make any discretionary contributions to such accounts in 2017.

Employment Agreements

Dean O. Bass and David M. McGuire

We entered into new employment agreements with each of Mr. Bass and Mr. McGuire, effective as of March 1, 2017. These agreements replace our prior employment agreements with Mr. Bass and Mr. McGuire. The material terms of the new employment agreements are summarized below.

Each agreement provides for the payment of base salary, annual incentive bonus, equity (long-term incentive plan) grants, reimbursement of expenses for club dues at a club approved by our board of directors, the use of an automobile and reimbursement for all costs and expenses related to operating the automobile or a vehicle allowance in an amount approved by our board or directors, and other customary benefits. Each executive’s agreement has an initial two-year term that expires on March 1, 2019, but it is subject to automatic renewals at the end of such term and each renewal term for successive one-year terms, unless either we or the executive gives written notice not to extend at least ninety (90) days before the end of the renewal term.

The executive is entitled to receive severance payments if his employment terminates for certain reasons:

•

If the executive’s employment terminates due to death or disability, he or his estate is entitled to his base salary, accrued vacation, and other benefits accrued or payable but not yet paid, through the date of termination, plus a pro rata portion of his target annual incentive bonus for the period in which the termination occurred;

•

If the executive terminates his employment without good reason or if his employment is terminated for cause, he is entitled to his base salary, accrued vacation, and other benefits earned or payable but not yet paid, through the date of termination;

•

If we terminate the executive’s employment without cause or if the executive terminates his employment for good reason not in connection with a change in control or within two years after a change in control, he is entitled to (a) his base salary, accrued vacation, and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) a payment equal to two times the sum of the amount of his base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to him with respect to the most recent full year preceding the year in which the termination occurs, to be paid within thirty (30) days of the date of termination, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for 18 months after the date of termination, plus the option to have assigned to him any assignable insurance policy owned by us or relating specifically to him; and

•

If, prior to and in connection with, or within two years after, a change in control, we terminate the executive’s employment for any reason other than death, disability or cause, he is entitled to (a) his base salary, accrued vacation, and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination (b) an amount equal to three times the aggregate of his base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to him with respect to the most recent full year preceding the year in which the termination occurs, to be paid within thirty (30) days of the date of termination, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for 18 months after the date of termination, plus the option to have assigned to him any assignable insurance policy owned by us or relating specifically to him.

Under the terms of the agreements, the amount of these severance benefits would be reduced to the extent necessary so that the aggregate amount of benefits would not be subject to excise tax under Sections 280G and 4999 of the Code if and only if (x) such reduction produces a better net after-tax position than the total payment provided for herein and (y) there are no other amounts receivable by the executive from us that may not be reduced such that the aggregate amount of benefits would not be subject to such excise tax.

Each executive’s agreement provides that he is subject to a non-competition and non-solicitation obligation for twelve months following his termination of employment. We may, in our sole discretion, pay each executive his base salary for up to twelve months after the termination date as additional compensation for his compliance with the non-competition and non-solicitation provision of the employment agreement. Each executive is required to execute a release of claims.

Each executive’s agreement also provides that he will be entitled to indemnification to the extent permitted by law.

Under the employment agreements, “cause” means the (a) willful and continued failure by the executive substantially to perform his duties (other than from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered to the executive by our board of directors (which demand must specifically identify the manner in which it is believed the executive has not substantially performed his duties) with a reasonable period of opportunity for such substantial performance to be provided or (b) willful engaging by the executive in illegal misconduct materially and demonstrably injurious to us.

Under the employment agreements, “good reason” means any of the following occurs:

•	Any material diminution of the executive’s authority, duties or responsibilities;
•	A change in the executive’s business location of more than 30 miles;
•

A diminution by us in the executive’s (a) base salary; or (b) prior to and in connection with, or within two years after, a change in control, the target annual bonus amount under any annual incentive plan in a manner inconsistent with other senior management employees; or

•	Any action or inaction that constitutes a material breach of the employment agreement by us.

Jerry D. Golemon and Jeffrey A. Powell

We entered into a new employment agreement with Mr. Golemon, effective as of March 1, 2017. This agreement replaces our prior employment agreement with Mr. Golemon. We entered into an employment agreement with Mr. Powell in connection with his joining our Company in July 2017. The material terms of the new employment agreements are summarized below.

The agreements provide for the payment of base salary, annual incentive bonus, equity (long-term incentive plan) grants, reimbursement of expenses for club dues at a club approved by our board of directors, the use of an automobile and reimbursement for all costs and expenses related to operating the automobile or a vehicle allowance in an amount approved by our board or directors (up to $1,000 per month for Mr. Powell), and other customary benefits. Pursuant to his agreement, Mr. Powell received a $10,000 signing bonus and an additional $10,000 bonus after the first six months of satisfactory employment. The executive’s agreement has an initial one-year term that expires on March 1, 2018 in the case of Mr. Golemon and July 10, 2018 in the case of Mr. Powell, but it is subject to automatic renewals at the end of such term and each renewal term for successive one-year terms, unless either we or the executive gives written notice not to extend at least ninety (90) days before the end of the renewal term.

The executive is entitled to receive severance payments if his employment terminates for certain reasons:

•

If the executive’s employment terminates due to death or disability, he or his estate is entitled to his base salary, accrued vacation, and other benefits accrued or payable but not yet paid, through the date of termination, and we have the option (but not the obligation) to pay a pro rata portion of his target annual incentive bonus for the period in which the termination occurred;

•

If the executive terminates his employment without good reason or if his employment is terminated for cause, he is entitled to his base salary, accrued vacation, and other benefits earned or payable but not yet paid, through the date of termination;

•

If we terminate the executive’s employment without cause or if the executive terminates his employment for good reason not in connection with a change in control or within two years after a change in control, he is entitled to (a) his base salary, accrued vacation, and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) a payment equal to the amount of his base salary for the year in which the termination occurs, which amount can be paid in lump sum within thirty (30) days of the date of termination or, at our election, in twelve equal monthly installments, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for 12 months after the date of termination; or

•

If, prior to and in connection with, or within two years after, a change in control, we terminate the executive’s employment for any reason other than death, disability or cause or the executive terminates his employment for good reason, he is entitled to (a) his base salary, accrued vacation, and other benefits earned or payable but not yet paid, through the date of termination, to be paid within six (6) days of the date of termination, (b) an amount equal to his base salary for the year in which the termination occurs plus all bonus, profit sharing and other annual incentive payments made by us to him with respect to the most recent full year preceding the year in which the termination occurs, to be paid within thirty (30) days of the date of termination, and (c) benefits equal in value to each life, health, accident or disability benefit to which he was entitled immediately before termination for 12 months after the date of termination, plus the option to have assigned to him any assignable insurance policy owned by us or relating specifically to him.

Under the terms of the agreements, the amount of these severance benefits would be reduced to the extent necessary so that the aggregate amount of benefits would not be subject to excise tax under Sections 280G and 4999 of the Code if and only if (x) such reduction produces a better net after-tax position than the total payment provided for herein and (y) there are no other amounts receivable by the executive from us that may not be reduced such that the aggregate amount of benefits would not be subject to such excise tax.

The executive’s agreement provides that he is subject to a non-competition and non-solicitation obligation for twelve months following his termination of employment. The executive is required to execute a release of claims.

The executive’s agreement also provides that he will be entitled to indemnification to the extent permitted by law.

Under the employment agreement, “cause” means:

•	executive’s breach of the employment agreement,
•

failure to satisfactorily perform executive’s duties under the employment agreement, to follow the direction (consistent with duties) of our board of directors or any other individual to whom executive reports, or to follow our procedures, policies and rules,

•	any willful act or omission which is, or is likely to be, injurious to us or our business reputation,
•

dishonesty, fraud, malfeasance, negligence or misconduct, including the delay of information delivered to our board of directors or any other individual to whom executive reports, the incompleteness of reporting to our board of directors or any other individual to whom executive reports, or any effort to mislead or improperly influence our board of directors or any other individual to whom executive reports,

•	arrest, indictment for, or conviction of, or entry of a plea of guilty or no contest to, a felony or a crime involving moral turpitude, or
•	resignation or failure to perform services under the employment agreement;

provided, that we must provide notice to the executive of the “cause” event in the first four bullet points above and the executive will have the right to cure such event within thirty days.

Under the employment agreement, “good reason” means any of the following occurs:

•	Any material diminution of the executive’s authority, duties or responsibilities;
•	A change in the executive’s business location of more than 30 miles;
•

A diminution by us in the executive’s (a) base salary; or (b) prior to and in connection with, or within two years after, a change of control, the target annual bonus amount under any annual incentive plan in a manner inconsistent with other senior management employees; or

•	Any action or inaction that constitutes a material breach of the employment agreement by us.

Stock Incentive Plans

2008 Stock Plan

In 2008, we adopted the ST Financial Group, Inc. 2008 Stock Plan (the “2008 Stock Plan”) to provide incentive compensation opportunities that are competitive with those of similar companies in order to attract, retain and motivate eligible participants by providing for both the direct award or sale of shares and for the grant of options to purchase shares of our common stock. The 2008 Stock Plan was subsequently amended on May 17, 2012, May 23, 2013 and May 21, 2015 to increase the number of shares of common stock reserved for issuance to 1,750,000 (such amounts after giving effect to our 1-for-2 reverse stock split on March 16, 2017), and on January 19, 2017 to maintain compliance with applicable laws.

The maximum number of shares of our common stock that may be issued pursuant to grants or options under the 2008 Stock Plan is 1,750,000 shares. Shares covered by an award will be counted as used only to the extent that they are actually issued. In addition, shares attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for grant of additional awards under the 2008 Stock Plan within the limits provided by the 2008 Stock Plan. As of March 31, 2018 options to purchase 1,212,047 shares of our common stock under the 2008 Stock Plan were outstanding. We do not intend to make any further grants of awards under the 2008 Stock Plan. Rather, further award grants will be made under our 2017 Stock Plan. A summary of the material terms of the 2008 Stock Plan are described below.

Plan Administration. The 2008 Stock Plan may be administered by our board of directors or one or more committees of our board of directors. The 2008 Stock Plan has historically been administered by our board of directors, but as of February 23, 2017, is now administered by our compensation committee. Our compensation committee has the authority to designate participants, determine the type and number of awards to be granted under the 2008 Stock Plan and determine the terms and conditions of any such award.

Eligibility. The 2008 Stock Plan permits the grant of stock options not described in Sections 422(b) or 423(b) of the Code and the direct award or sale of shares of common stock to our employees, officers, outside directors and consultants. The 2008 Stock Plan also permits the grant of incentive stock options, or ISOs, to employees and officers.

Incentive Awards. The 2008 Stock Plan authorizes stock options and stock awards.

•

Stock Options. A stock option gives the grantee the right to purchase a certain number of shares of common stock of our Company at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. The exercise price of each stock option granted under the 2008 Stock Plan will be determined by the compensation committee. The compensation committee may authorize the grant of either an incentive stock option (“ISO”) or a nonqualified stock option (“NQSO”) that does not constitute an incentive stock option. ISO benefits are taxed differently from NQSOs, as described under “Federal Income Tax Treatment of Awards under the 2008 Stock Plan” below. Stock options are subject to vesting requirements generally over a five-year period of continued service. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by our compensation committee.

•

Stock Awards. A stock award represents the right to purchase or receive shares of our common stock, typically a fixed number of shares. Our compensation committee specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. Any right to purchase shares will automatically expire if not exercised within 30 days after the grant of the right was communicated to the participant.

Payment for Shares. The exercise price for stock options and the purchase price (if any) for stock awards may be paid in any of the following forms as determined by our board of directors or compensation committee and set forth in the award agreement: (i) cash, (ii) existing shares of our common stock (unless this would cause us to recognize additional compensation expense with respect to the option for financial reporting purposes), (iii) issuance of a full-recourse promissory note secured by a pledge of the shares purchased, (iv) a broker-assisted cashless exercise or (v) proceeds from a loan from a broker approved by us secured by a pledge of the shares purchased. Notwithstanding the foregoing, no such loans, notes or other exercise arrangements will be permitted to the extent that such arrangement is prohibited by applicable law, including but not limited to Section 13(k) of the Securities Exchange Act of 1934.

Agreements. The terms of each grant or award of shares or stock options, including terms relating to vesting, are set forth in a stock option agreement or stock purchase agreement; provided that no stock option award will have a term that exceeds 10 years from the date of grant or an exercise price of less than 100% of the fair market value of a share of our common stock on the date of grant.

Regulatory Requirements. If our capital falls below minimum regulatory requirements, if directed by federal or state regulators, we may require the option or award holder to exercise (to the extent then exercisable) or forfeit the option or award within such time period as required by the regulators.

Transfer Restrictions. Any shares granted or issued upon exercise of an option are subject to special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the board of directors may determine at the time of grant. Stock options are generally only transferable by beneficiary designation, gift to an immediate family member, a will or other laws of descent and distribution. Stock awards are not transferable.

Termination of Employment. Unless the board of directors provides otherwise in an agreement, upon a termination of a participant’s employment, such participant’s stock options or unvested grant of shares will generally cease to be exercisable and will terminate on the date of such termination.

Change in Control. Unless the board of directors provides otherwise in a stock option agreement, upon a “change in control” (as defined in the 2008 Stock Plan) in which there is an acquiring or surviving entity, all options to the extent not previously terminated or vested will be accelerated and fully exercisable if the stock options do not remain outstanding, the options are not assumed by the surviving corporation or its parent, and the surviving corporation or its parent does not substitute options with substantially the same terms.

Right of Repurchase. We generally have a right to repurchase the shares of stock issued upon the exercise of any stock option granted under the 2008 Stock Plan from the holder upon the termination of the holder’s employment. We do not intend to exercise this right.

Amendment and Termination. Our board of directors may, in its discretion, amend or alter the terms of the 2008 Stock Plan at any time, provided that our shareholders must approve any amendment if the amendment increases the number of shares available for issuance under the 2008 Stock Plan, materially changes the class of persons who are eligible for the grant of ISOs or shareholder approval is required under applicable law or regulation. Shareholder approval will not be required for any other amendment to the 2008 Stock Plan. Our board of directors may modify the terms and conditions of any outstanding options; provided, that no amendment may impair the option holder’s rights or increase the option holder’s obligations under such options without the consent of the option holder. Additionally, except in connection with a corporate transaction involving our Company (including stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation or similar corporate transaction), the terms of outstanding options may not be amended to reduce the exercise price or cancel outstanding options in exchange for cash, other awards of shares of options, or options with an exercise price that is less than the exercise price of the original options without stockholder approval. The 2008 Stock Plan will automatically terminate on May 21, 2025, which is 10 years after the most recent increase in the number of shares reserved under the 2008 Stock Plan that was approved by our shareholders in May 2015.

Federal Income Tax Treatment of Awards under the 2008 Stock Plan. Federal income tax consequences (subject to change) relating to awards under the 2008 Stock Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For NQSOs, we generally are entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, we are generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2008 Stock Plan generally follow certain basic patterns: nontransferable stock awards subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment. We will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, we would generally have no corresponding compensation deduction.

If an award is accelerated under the 2008 Stock Plan in connection with a change in control (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

2017 Stock Incentive Plan

On January 19, 2017, our board of directors approved the adoption of the 2017 Stock Incentive Plan (the “2017 Stock Plan”) and recommended to the shareholders that the 2017 Stock Plan be approved. Our shareholders approved the 2017 Stock Plan on February 23, 2017.

The purpose of the 2017 Stock Plan is to attract and retain officers, employees, directors and other service providers by providing them with additional incentives, and to promote the long-term growth and profitability of our Company. The maximum number of shares of common stock that may be issued pursuant to awards under the 2017 Stock Plan equals 1,000,000 (after giving effect to our 1-for-2 reverse stock split on March 16, 2017), all of which may be subject to incentive stock option treatment. The total number of shares that may be issued for awards to any single participant during a calendar year is 250,000 (after giving effect to our 1-for-2 reverse stock split on March 16, 2017). Shares covered by an award will be counted as used only to the extent that they are actually issued. In addition, shares attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for grant of additional awards under the 2017 Stock Plan within the limits provided by the 2017 Stock Plan. As of March 31, 2018, options to purchase 132,777 shares of our common stock at an exercise price of $15.00 per share and options to purchase 65,933 shares of our common stock at an exercise price of $21.00 per share under the 2017 Stock Plan were outstanding. A summary of the material terms of the 2017 Stock Plan is described below.

Administration. Our board of directors or one or more committees appointed by our board of directors will administer the 2017 Stock Plan. Our board of directors may delegate some or all of its authority with respect to the 2017 Stock Plan to a committee of directors and may delegate certain limited award grant authority to one or more officers of our Company. The appropriate acting body, be it our board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this summary as the “Administrator.” The Administrator determines which employees, directors and other individuals shall receive grants of awards, the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Along with other authority granted to the Administrator under the 2017 Stock Plan, the Administrator may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) determine the terms and conditions of awards, and (v) amend outstanding awards.

Eligibility. Persons eligible to receive awards under the 2017 Stock Plan include our officers, employees, directors and other service providers. The Administrator determines from time to time the participants to whom awards will be granted.

Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, or similar corporate transaction, the Administrator will provide for a substitution for or an adjustment in the (i) number and class of securities subject to outstanding awards, (ii) the consideration to be received upon exercise or vesting of an award, (iii) the exercise price of options, (iv) the aggregate number and class of securities for which awards may be granted under the 2017 Stock Plan, and/or (v) the maximum number of securities with respect to which an employee may be granted awards during any calendar year.

Performance Goals. The performance goals for awards intended to qualify as “performance-based compensation” will be based on measurable and attainable financial targets selected by our Administrator from the following list with respect to our Company: growth in interest income and expense; net income; net interest margin; efficiency ratio; reduction in nonaccrual loans and non-interest expense; growth in non-interest income and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (e.g., fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios; credit quality measures; return on assets; return on equity; economic value of equity; compliance and regulatory ratings; internal controls; enterprise risk measures (e.g., interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); volume in production or loans; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; profit margin; earnings per share; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, securities offerings or similar extraordinary business transactions; sales growth; price of our Company’s common shares; return on investment; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; customer satisfaction; or total return to shareholders. The Administrator may provide in any award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions and divestitures, (f) foreign exchange gains or losses, or (g) gains and losses that are treated as unusual in nature or that occur infrequently under Accounting Standards Codification Topic 225. Performance goals may be absolute in their terms or measured against or in relationship to other companies. Performance goals may be particular to an award recipient or the department, branch, affiliate, or division in which the award recipient works, or may be based on the performance of our Company, one or more affiliates, or our Company and one or more affiliates, and may cover such period(s) as the Administrator may specify.

The performance goals will be established by our Administrator.

Incentive Awards. The 2017 Stock Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and performance-based awards. The 2017 Stock Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Certain awards may be paid or settled in cash. An option or stock appreciation right will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant. An option may either be an ISO or a NQSO. ISO benefits are taxed differently from NQSOs, as described under “Federal Income Tax Treatment of Awards under the 2017 Stock Plan” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2017 Stock Plan. The exercise price for each option granted is determined in accordance with the method as defined in the 2017 Stock Plan, except that the option exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of ISOs granted to an employee who owns stock representing more than 10% of the voting power of our capital stock). All options granted under the 2017 Stock Plan will expire no later than 10 years from the date of grant (5 years in the case of ISOs granted to an employee who owns stock representing more than 10% of the voting power of our capital stock). The method of exercising an option granted under the 2017 Stock Plan will be set forth in the 2017 Stock Plan and the stock option agreement for that particular option. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

Stock Appreciation Rights. Stock appreciation rights permit the holder to receive the appreciation in the value of our common stock directly from us in cash or shares of our common stock. The Administrator determines the number of covered shares, the exercise price, the vesting schedule for stock appreciation rights, and whether the stock appreciation rights will be settled in cash or stock. Upon exercise of vested stock appreciation rights, the holder will receive, as determined by the Administrator, either (1) cash in an amount equal to the difference between the fair market value of our common stock at the date of exercise and the exercise price of the stock appreciation right, multiplied by the number of shares with respect to which the stock appreciation rights are exercised or (2) a number of shares of our common stock equal to such amount of cash divided by fair market value of our common stock on the date of exercise. The exercise price for each stock appreciation right granted will not be less than the fair market value of a share of our common stock on the date of grant.

Restricted Stock. A grant of shares of restricted stock represents shares of our common stock that are subject to restrictions on disposition and the obligation of the grantee to forfeit and surrender the shares under certain circumstances (forfeiture restrictions). A restricted stock award is typically for a fixed number of shares of common stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. Except for these restrictions and any others imposed by the Administrator, upon the grant of restricted stock the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock.

Dividend Equivalent Rights. Dividend equivalent rights entitle the holder to receive payments from our Company in an amount determined by reference to any cash dividends paid on a specified number of shares of our common stock during the period the rights are effective. Payment may be made in cash or shares of our common stock. To the extent a dividend equivalent right is granted in connection with another award that is subject to vesting conditions, such dividend equivalent right generally will vest and be eligible for payment on the same terms and conditions that apply to the vesting of the underlying award.

Performance Awards. The payment of the value of a performance award is conditioned upon the achievement of performance goals set by the compensation committee at the time of granting the performance award and may be paid in cash, shares of our common stock, or a combination thereof.

Restricted Stock Units. Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a shareholder, but rather entitle the holder upon their settlement to the value of one share of our common stock. Restricted stock units granted under the 2017 Stock Plan may or may not be subject to performance conditions. Restricted stock units will be settled in shares of our common stock or cash in an amount based on the fair market value of our common stock on the settlement date.

Transfer Restrictions. Subject to certain exceptions, awards under the 2017 Stock Plan are not transferable by the recipient and are generally exercisable, during the recipient’s lifetime, only by him or her.

Termination of or Changes to the 2017 Plan. Our board of directors may amend or terminate the 2017 Stock Plan at any time, except that no amendment will be effective without shareholder approval if such approval is required by applicable law or regulation, and no amendment or termination may impair the rights of any holder of outstanding awards without his or her consent. Additionally, no award may be amended or otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such award without shareholder approval.

Change in Control. Vesting of awards may be accelerated in the event of certain change in control situations.

Federal Income Tax Treatment of Awards under the 2017 Stock Plan. Federal income tax consequences relating to awards under the 2017 Stock Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For NQSOs, we are generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, we are generally not entitled to a deduction nor does the optionee recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2017 Stock Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. We will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, we would generally have no corresponding compensation deduction.

Tax Reform

H.R.1, originally known as the Tax Cuts and Jobs Act, was enacted on December 22, 2017 (the “Tax Reform”). Prior to the Tax Reform, Section 162(m) of the Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s Chief Executive Officer or any of its three next-highest-paid employees (other than its Chief Financial Officer). Performance-based compensation is not subject to this limit on deductibility so long as such compensation meets certain requirements, including stockholder approval of material terms. The Tax Reform includes a major overhaul to Section 162(m), which takes effect for tax years beginning after December 31, 2017. Under the Tax Reform, all new grants of executive compensation will be subject to the $1 million limit on deductibility, including performance based and non-performance based compensation. The Tax Reform contains a grandfathering provision that provides that any compensation pursuant to a written binding contract that was in effect on November 2, 2017 and was not materially modified after that date is not subject to this change to the exception to the $1 million limit on deductibility. In 2018, we will be reviewing the Tax Reform and its application and impact, if any, on our compensation programs.

Director Compensation

We currently pay our directors, other than those directors who are employed by the Bank or us, based on the directors’ participation in board and committee meetings, and the Bank currently pays its directors in the same manner. Directors who are also employed by the Bank or us do not receive director remuneration for serving as a director of the Bank or us, but are compensated in their capacity as employees.  Our director compensation program is designed in recognition of the time commitment and preparations required for directors to fulfill their responsibilities and to assist in recruiting high-caliber directors. Our director fees are as follows:

Annual retainer fee	$16,000 (paid $4,000 per quarter)
Annual committee chair retainer	$4,000 (paid $1,000 per quarter)
Meeting fees	$800 for each board of directors meeting and $500 for each committee meeting

The following table sets forth the compensation earned, awarded or paid during 2017 to each director who served on our board of directors in 2017, other than Messrs. Bass and McGuire, whose compensation is described in the “Summary Compensation Table” above. The table also includes compensation earned by each director that is attributable to his service as a director of the Bank.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Robert S. Beall	36,500	—	13,983	—	50,483
Thomas Jones, Jr.	28,200	—	13,983	—	42,183
Leo T. Metcalf, III	62,700	—	13,983	—	76,683
Steven M. Morris	65,000	—	13,983	—	78,983
Akash J. Patel	39,000	—	13,983	—	52,983
H. D. Patel	36,500	—	13,983	—	50,483
Thomas C. Sooy	63,700	—	13,983	—	77,683
Andrew J. Segal*	4,500	—	13,983	—	18,483
Hugo Del Pozzo*	6,900	—	13,983	—	20,883
Steven W. Krablin*	7,900	—	13,983	—	21,883
Guy M. Lewis*	6,000	—	13,983	—	19,983
Dr. Ramachandra Malya*	6,400	—	13,983	—	20,383
Naren R. Patel*	—	—	—	—	—
Nilkanth Patel*	6,400	—	13,983	—	20,383

*	Denotes individuals who retired from our board of directors in February, 2017 in anticipation of our initial public offering.
(1)

Assumptions used in the calculation of the amounts in this column is included in Note 14 to our audited consolidated financial statements included in our registration statement on Form S-1 (File No. 333-224172) filed with the SEC on April 6, 2018 and declared effective on May 3, 2018. The amounts represent the aggregate grant date fair values of equity awards granted pursuant to our 2017 Stock Plan and 2008 Stock Plan during the applicable year, computed in accordance with ASC 718.

(2)

During 2017, each non-employee director who served on our board of directors in 2017 (other than Naren R. Patel) was awarded options to purchase 5,000 shares of our common stock under our 2017 Stock Plan at an exercise price of $15.00. The aggregate number of option awards held by our existing non-employee directors as of December 31, 2017 is as follows:

Name	No. of Options(1)
Robert S. Beall	18,750
Thomas Jones, Jr.	22,750
Leo T. Metcalf, III	21,250
Steven M. Morris	17,750
Akash J. Patel	22,750
H. D. Patel	17,750
Thomas C. Sooy	22,750

(1)	All options are fully vested. In February 2017, our board of directors approved the acceleration of vesting of all options held by our board members and board members of the Bank.

Our compensation committee may, in its discretion, award the directors an annual equity award.

Our compensation committee granted each non-employee director a stock option award to purchase 3,000 shares of our common stock, the exercise price for which is $21.00 and which will vest in five equal-annual installments on each of the first five anniversaries of the May 3, 2018 grant date.

All non-employee directors have been and will continue to be reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of our board of directors or any committees of the board of directors. Directors are also entitled to the protection provided by the indemnification provisions in our second amended and restated certificate of formation and amended and restated bylaws, as well as the articles of association and bylaws of the Bank.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Some of our officers, directors and principal shareholders and their affiliates are customers of the Bank. Such officers, directors and principal shareholders and their affiliates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

In addition to the above-described relationships and the director and executive officer compensation arrangements discussed in “Executive Compensation and Other Matters,” the following is a description of transactions since January 1, 2015, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which a related party had or will have a direct or indirect material interest. A “related party” is any of our directors, executive officers or beneficial holders of more than 5.0% of our capital stock, or their immediate family members or entities owned or controlled by them.

Loans

Our Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of our Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with us and do not involve more than the normal risk of collectability or present other unfavorable features.

Other Relationships

We currently lease our branch location (Colleyville Banking Center) at 5712 Colleyville Boulevard, Colleyville, Texas, pursuant to a lease from Beall Legacy Partners L.P., an entity controlled by Robert S. Beall, one of our directors, and his children. The amount incurred by us under the lease for the years ended December 31, 2017, 2016 and 2015 was approximately $151,380, $151,380 and $138,765, respectively. We believe the amounts paid and the terms of the lease are reasonable, customary and market.

We currently lease our branch location (Post Oak Banking Center) at 720 N. Post Oak Road, Houston, Texas, pursuant to a lease from 720 Post Oak L.P., an entity in which Andrew J. Segal, a former director, owns the general partner interest and trusts for the benefit of his children own over a majority of the limited partner interest. The amounts incurred by us under the lease were approximately $336,535 in 2017, $292,456 in 2016 and $284,664 in 2015.

Kevin Bass, the son of Dean O. Bass, our Chairman and Chief Executive Officer, is an employee and officer of the Bank. Total compensation, including the fair value of stock option grants, that we paid to Kevin Bass was approximately $218,471 in 2017, $193,222 in 2016 and $183,146 in 2015, which included reimbursement for club dues, chamber of commerce fees and mobile phone, and 401(k) match totaling $16,124, $13,417, and $8,078 for 2017, 2016 and 2015, respectively. Included in Kevin Bass’s compensation are grants of stock options to acquire 2,500 shares of our common stock, with an exercise price of $16.00 per share that vest in equal installments over five years, in 2015 and stock options to acquire 1,250 shares of our common stock, with an exercise price of $13.00 per share that vest in equal installments over five years, in 2016.

Will Metcalf, the son of Leo T. Metcalf, one of our directors, is an employee and officer of the Bank. Total compensation including the fair value of stock option grants, that we paid to Will Metcalf was approximately $141,350 in 2017, $158,816 in 2016 and $119,131 in 2015, which included reimbursement for club dues and mobile phone, and 401(k) match totaling $7,917, $8,365, and $3,446 for 2017, 2016 and 2015, respectively. Included in Will Metcalf’s compensation are grants of stock options to acquire 2,500 shares of our common stock, with an exercise price of $16.00 per share that vest in equal installments over five years, in 2015 and stock options to acquire 1,250 shares of our common stock, with an exercise price of $13.00 per share that vest in equal installments over five years, in 2016.

Review and Approval of Transactions with Related Persons

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

Our related party transaction policy complies with all applicable requirements of the SEC and the NASDAQ Stock Market concerning related party transactions. Related party transactions will be referred for approval or ratification to our audit committee. This review will cover any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest. In determining whether to approve a related party transaction, our audit committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the materiality of the transaction to the related party, the customary (or non-customary) nature of the terms of the transaction, the appearance of an improper conflict of interests for any related party, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Since January 1, 2015, there have been no transactions that were required to be reported in this section where the related party policy and procedures did not require review, approval or ratification or where the policy and procedures were not followed.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 12, 2018, subject to certain assumptions set forth in the footnotes, for:

•	each shareholder, or group of affiliated shareholders, who we know beneficially owns more than five percent of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

We are not aware of any shareholder, or group of affiliated shareholders, who beneficially owns more than five percent of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

The number of shares and percentages of beneficial ownership set forth below are based on 9,786,611 shares of our common stock outstanding on June 12, 2018.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers and Directors” is c/o Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Named Executive Officers and Directors:
Dean O. Bass(1)	298,040	3.00%
David M. McGuire(2)	269,699	2.72%
Jerry D. Golemon(3)	32,842	*
Jeffrey A. Powell	238	*
Robert S. Beall(4)	132,747	1.35%
Thomas Jones, Jr.(5)	57,750	*
Leo T. Metcalf, III(6)	195,536	1.99%
Steven M. Morris(7)	139,750	1.42%
Akash J. Patel(8)	203,605	2.08%
H. D. Patel(9)	67,750	*
Thomas C. Sooy(10)	41,165	*
All Executive Officers and Directors as a group (11 persons)	1,439,122	14.00%
Other 5% Shareholders: None

*	Represents beneficial ownership of less than 1% of outstanding common stock.
(1)

This number includes 151,992 shares owned directly by Mr. Bass and his spouse jointly, and options to purchase 146,048 shares of common stock that are currently exercisable or will become exercisable within 60 days. The 110,592 shares have been pledged to secure loans from third party lending institutions.

(2)

This number includes 123,175 shares owned directly by Mr. McGuire, 4,999 shares held by Mr. McGuire for the benefit of his children, and options to purchase 146,524 shares of common stock that are currently exercisable or will become exercisable within 60 days. The 120,475 shares have been pledged to secure loans from a third party lending institution.
(3)

This number includes 4,423 shares owned directly by Mr. Golemon, 419 shares of common stock subject to a warrant exercisable prior to August 24, 2020 and options to purchase 28,000 shares of common stock that are currently exercisable or will become exercisable within 60 days.

(4)

This number includes 12,568 shares owned directly by Mr. Beall, 101,429 shares held by an irrevocable trust of which Mr. Beall is the trustee, and options to purchase 18,750 shares of common stock that are currently exercisable. The number of shares does not include 3,660 shares held by two irrevocable trusts established for the benefit of Mr. Beall’s children, with respect to which Mr. Beall is not the trustee and does not control the voting or investment decisions of the trustee. Mr. Beall disclaims beneficial ownership of the 3,660 shares held by these trusts.

(5)

This number includes 20,000 shares owned directly by Mr. Jones, 15,000 shares of common stock subject to a warrant exercisable prior to November 17, 2018, and options to purchase 22,750 shares of common stock that are currently exercisable.

(6)

This number includes 25,000 shares owned directly by Mr. Metcalf, 50,001 shares held by Mr. Metcalf’s IRA, 33,809 shares held by Mr. Metcalf’s spouse, and options to purchase 21,250 shares of common stock that are currently exercisable. This number also includes 65,476 shares held by a family limited partnership that is owned by Mr. Metcalf’s spouse and three adult children. Any decisions to vote or dispose of the shares must be made by at least two of the four partners in the family limited partnership. Mr. Metcalf disclaims beneficial ownership over the shares held by his spouse and the family limited partnership.

(7)

This number includes 107,000 shares owned directly by Mr. Morris and his spouse jointly, 15,000 shares of common stock subject to a warrant exercisable prior to November 17, 2018, and options to purchase 17,750 shares of common stock that are currently exercisable.

(8)	This number includes 180,855 shares owned directly by Mr. Akash J. Patel and options to purchase 22,750 shares of common stock that are currently exercisable.
(9)	This number includes 50,000 shares owned by a family limited partnership that Dr. H. D. Patel controls and options to purchase 17,750 shares of common stock that are currently exercisable.
(10)

This number includes 1,996 shares owned directly by Mr. Sooy, 16,000 shares held by Mr. Sooy’s IRA, 419 shares of common stock subject to a warrant exercisable prior to August 24, 2020, and options to purchase 22,750 shares of common stock that are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Following the completion of our initial public offering, our directors and executive officers and persons who own more than ten percent of our outstanding common stock have become subject to Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.

For the fiscal year ended December 31, 2017, our officers, directors and more than ten percent owners were not subject to these requirements.  Since becoming subject to Section 16(a) of the Exchange Act, to the Company’s knowledge, all reports under Section 16(a) of the Exchange Act that any of our directors or executive officers has been required to file have been filed on a timely basis, except that each of Messrs. Akash Patel, Dean O. Bass and David M. McGuire inadvertently failed to report a purchase of 21 shares, 200 shares and 200 shares, respectively,  on May 4, 2018, for which the requisite Forms 4 were not filed until May 16, 2018.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2019 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than February 19, 2019. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, our bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Corporate Secretary of the Company at the address below not less than 75 nor more than 100 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of any business to be considered at our 2019 annual meeting of shareholders, no earlier than April 17, 2019 and no later than May 12, 2019. Additionally, for nominations of persons for election to the board of directors to be properly made at a meeting by a shareholder, notice must be received by the Corporate Secretary of the Company at the address below, not less than 75 nor more than 100 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than April 17, 2019 and no later than May 12, 2019.

However, in the case of shareholder proposals and shareholder nominations, if the date of an annual meeting is advanced more than 50 calendar days prior to such anniversary date, then the notice must be received no later than the close of business on the 10th calendar day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. All notices to us must also provide certain information set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained upon written request to the Corporate Secretary of the Company.

Shareholder proposals and nominations should be submitted to the Corporate Secretary of the Company at Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301.

OTHER MATTERS

The board of directors does not intend to bring any other matter before the 2018 annual meeting and does not know of any other matters that are to be presented for action at the 2018 annual meeting. However, if any other matter does properly come before the 2018 annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the 2018 annual meeting. Regardless of whether you plan to attend the 2018 annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

Dean O. Bass Chairman and Chief Executive Officer

Conroe, Texas

June 22, 2018

Spirit of Texas Bancshares, Inc. C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________  000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 26, 2018. Vote by Internet • Go to www.investorvote.com/STXB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2018 Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR the following proposals: 1. To elect Akash J. Patel, H. D. Patel and Thomas C. Sooy to serve as Class II directors of the Company until the Company’s 2021 annual meeting of shareholders and Thomas Jones, Jr. to serve as a Class III director of the Company until the Company’s 2019 annual meeting of shareholders, each until their respective successors are duly elected and qualified or until their earlier death, resignation or removal: For Withhold For Withhold For Withhold 01 - Akash J. Patel 02 - H. D. Patel 03 - Thomas C. Sooy For Withhold 04 - Thomas Jones, Jr. For Against Abstain 2. To ratify the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018: 3. To transact such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof: For Against Abstain B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U PX 3 8 1 6 6 9 1 02VCVB

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q PROXY — SPIRIT OF TEXAS BANCSHARES, INC. Proxy Solicited on Behalf of the Board of Directors for the 2018 Annual Meeting of Shareholders July 26, 2018 The undersigned holder of common stock of Spirit of Texas Bancshares, Inc. (the “Company”) hereby appoints Jerry D. Golemon and Steven M. Morris and each of them, with full power of substitution in each, as proxies to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2018 Annual Meeting of Shareholders of the Company to be held on July 26, 2018, at 12:00 noon, local time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present. The undersigned acknowledges receipt of the Notice of 2018 Annual Meeting and Proxy Statement and hereby revokes all prior proxies for the 2018 Annual Meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN TO THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH ITEM. Please return this proxy in the enclosed self addressed envelope.